EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                                                               JURISDICITION OF
SUBSIDIARY NAME                                                 INCORPORATION

Accounting Principals, Ltd.                                      PA
Actium Corp.                                                     DE
Additional Technical Support of Massachusetts, Inc.              MA
    (d/b/a ENTEGEE)
Amicus Staffing, Inc.                                            TN
    (d/b/a Special Counsel)
AMPL Incorporated                                                CA
    (d/b/a Parker & Lynch)
Avalon Systems Development Limited                               United Kingdom
Axcent Consultancy Ltd.                                          United Kingdom
Badenoch and Clark, Inc.                                         NY
Badenoch and Clark Limited                                       United Kingdom
Beeline.com, Inc.                                                FL
Berger IT Co.                                                    DE
   (d/b/a modis Solutions, Idea Integration)
Brahma Software Solutions, Inc.                                  IL
   (d/b/a Idea Integration)
Brahma Technolutions, Inc.                                       IL
   (d/b/a Idea Integration)
Catapult Technology, Inc.                                        IL
  (d/b/a  Idea Integration)
Career Horizons, Inc.                                            DE
Data Management Consultants, Inc.                                MO
   (d/b/a modis Solutions, modis Consulting)
Diversified Search, Inc.                                         PA
ENTEGEE, Inc.                                                    MA
   (d/b/a Cadstar International, Ltd.,
    National Software Associates)
Health Force, Inc.                                               NY
Health Force Operating Corp.                                     NY
Hunterskil Howard BV                                             Holland
Hunterskil Howard BVBA                                           Belgium
Hunterskil Howard Deutschland GMbH                               Germany
Hunterskil Howard France SARL                                    France
Hunterskil Howard Nederland, BV                                  Holland
Hunterskil Howard Projects Ltd.                                  United Kingdom
Idea Integration Corp.                                           DE
Idea Integration Corp. (TX)                                      TX
  (d/b/a Modis)
Idea Integration Ltd.                                            United Kingdom
Idea Integration of Georgia, Inc.                                FL
Idea Integration of Georgia, LP                                  GA
Idea Integration of Pennsylvania, Inc.                           FL
Idea Integration of Pennsylvania, LP                             PA
Idea Integration Operations Corp.                                FL
Idea.com, Inc.                                                   FL
Integral Results, Inc.                                           CA
     (d/b/a Idea Integration)
IT Link, Ltd.                                                    United Kingdom
Management Principals, Inc.                                      GA
Lion Recruitment, Ltd.                                           United Kingdom
LIT, Inc.                                                        NY
   (d/b/a Special Counsel)
Manchester, Inc.                                                 PA
   (d/b/a CareerInteractive)
Medi-Force, Inc.                                                 NY
Modis, Inc.                                                      FL
 (d/b/a  Actium,  Alta Technical  Services,  Berrett  Techalliance
Corporation, Business  Systems,  Computer  Consultants  Group,  Computer
Consulting  Group, Computer  Professionals,   Inc.  Consultants  in
Computer  Software,   Contact Recruiters,  Custom Software Services,
Datacorp,  EMI, Florida Modis, Inc., GW Consulting,  HJM Consulting,
MGI Services,  Mini-Systems,  NACS, North American Consulting  Services,
North  American  Consulting  Services,  Inc.,  Openware Technologies,  Inc.,
Ovation  Technologies,   Preferred  Consulting  Services, Perspective
Technology  Corporation,  Realtime Consulting,  Resource Solutions Group,
Staffware,   Technical  Software,  Technical  Software  Solutions,  The
Blackstone Group, TSG Professional Services, Wasser, Why Systems and
Zeitech)
Modis Europe, Ltd.                                               United Kingdom
Modis Factoring Corp.                                            FL
Modis of Georgia, Inc.                                           FL
Modis of Georgia, LP                                             GA
   (d/b/a  Modis Solutions, Idea Integration)
Modis/Computer Action, Inc.                                      FL
Modis GP, Inc.                                                   FL
Modis Licensing Corp.                                            FL
Modis LP-2, Inc.                                                 FL
Modis of Pennsylvania, Inc.                                      FL
Modis of Pennsylvania, Ltd.                                      PA
      (d/b/a Modis Solutions, Idea Integration)
Modis, Ltd.                                                      United Kingdom
Modis International Company                                      Canada
Modis International, Ltd.                                        United Kingdom
Modis International Holdings, Ltd.                               United Kingdom
Modis Operations of Nevada, Inc.                                 NV
Modis Support Services of Nevada, Inc.                           NV
Open Management Software, Inc.                                   CA
   (d/b/a Modis Solutions, Idea Integration)
Package Solution People Ltd.                                     United Kingdom
Prolianz Corp.                                                   FL
Red Eye Digital Media, Inc.                                      CA
  (d/b/a Idea Integration)
Resource Control & Management, Ltd.                              United Kingdom
Scientific Staffing, Inc.                                        PA
Software Knowledge Systems Limited                               United Kingdom
Special Counsel, Inc.                                            MD
System Pros of Massachusetts, Inc.                               MA
T1 Design, LLC                                                   TX
   (d/b/a Idea Integration)
Universal Integrated Solutions Ltd.                              United Kingdom
UTEK, Inc.                                                       IL
   (d/b/a Modis Solutions, Idea Integration)
Zeal, Inc.                                                       IL
   (d/b/a Idea Integration)